Exhibit 21.1

Subsidiaries of Telix Pharmaceuticals Limited

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization

Telix Pharmaceuticals Holdings Pty Ltd
Telix Pharmaceuticals International Holdings Pty Ltd
Telix Pharmaceuticals Australia Holdings Pty Ltd
Telix Pharmaceuticals (Innovations) Pty Ltd
Telix Pharmaceuticals (ANZ) Pty Ltd.
Telix Pharmaceuticals (Corporate) Pty Ltd
Telix Pharmaceuticals (NZ) Limited
Telix Pharma Japan KK
Telix Pharmaceuticals (Singapore) Pte Ltd
Telix Pharmaceuticals (US) Inc
Telix Optimal Tracers LLC
Telix Pharmaceuticals (Canada) Inc.
Telix Innovations SA
Telix Pharmaceuticals (Germany) GmbH
Telix Pharmaceuticals (Switzerland) GmbH
Telix Pharmaceuticals (Belgium) SRL
Dedicaid GmbH
Lightpoint Surgical Ltd
Lightpoint Surgical Spain S.L.
Rhine Pharma GmbH
Therapeia GmbH & Co. KG
Therapeia-Verwaltungs GmbH
Telix Pharmaceuticals (France) SAS
Telix Pharmaceuticals (UK) Ltd
Telix IsoTherapeutics Group Inc.
Telix ARTMS Inc.
ARTMS US, Inc.
Telix QSAM, Inc.

Australia
Australia
Australia
Australia
Australia
Australia
New Zealand
Japan
Singapore
Delaware
Delaware
Canada
Belgium
Germany
Switzerland
Belgium
Austria
United Kingdom
Spain
Germany
Germany
Germany
France
United Kingdom
Delaware
Canada
Delaware
Delaware